EXHIBIT 99






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                                                                      EXHIBIT 99



Contact:    Paul White
            Vice President, Finance & Chief Financial Officer
            Tel: +44 20 7921 4038
            Email: paul.white@orient-express.com

            Pippa Isbell
            Vice President, Public Relations
            Tel: +44 20 7921 4065
            Email: pippa.isbell@orient-express.com



                   SIMON SHERWOOD RESIGNS AS PRESIDENT AND CEO
                          OF ORIENT-EXPRESS HOTELS LTD


Hamilton, Bermuda, February 21, 2007. Orient-Express Hotels Ltd. (NYSE: OEH, www.orient-express.com), owners or part-owners and managers of 49 luxury hotel, restaurant, tourist train and river cruise properties in 25 countries, today announced that President and Chief Executive Officer Simon Sherwood has tendered his resignation to pursue other interests.

He will remain in his current position until August 2007 to facilitate the handover of duties to a new chief executive and will not stand for re-election as a director of the company at its annual general meeting of shareholders, expected to be held in June 2007. The Board of directors, while expressing its regret at Simon Sherwood's decision, thanks him for thirteen years of service during which the shareholder value of the Company was significantly enhanced. The Board will now begin the search to recruit a new chief executive.

Ends